HEI Exhibit 99
NEWS RELEASE
August 3, 2017

Contact:	Clifford H. Chen	Telephone: (808) 543-7300
	Treasurer & Manager, Investor Relations & Strategic Planning	E-mail: ir@hei.com

HEI REPORTS SECOND QUARTER 2017 EARNINGS
Diluted Earnings Per Share of $0.36

HONOLULU - Hawaiian Electric Industries, Inc. (HEI) (NYSE - HE) today reported consolidated net income for common stock for the second quarter of 2017 of $38.7 million and diluted earnings per share (EPS) of $0.36 compared to $44.1 million and EPS of $0.41 for the second quarter of 2016. Second quarter 2016 core earnings1 and core EPS1 were $46.9 million and $0.43, respectively.
“Our utilities continue to bring more renewable resources online, strengthen our energy delivery networks to make them more reliable and resilient and promote sustainable communities.  We are encouraged by our regulators’ acceptance of our Power Supply Improvement Plan, which describes the near-term steps to move Hawaii closer to its 100 percent renewable energy goal.  At American Savings Bank, we continued to deliver strong performance through the second quarter with higher returns from improving credit quality, higher yields and greater efficiency while maintaining healthy capital levels,” said Constance H. Lau, HEI president and chief executive officer.
HAWAIIAN ELECTRIC COMPANY EARNINGS
Hawaiian Electric Company’s2 net income for the second quarter of 2017 was $25.6 million compared to $35.9 million in the second quarter of 2016. Core earnings1 were $25.6 million and $36.6 million in the second quarters of 2017 and 2016, respectively. The $11.0 million core net income decrease from the prior year quarter was primarily driven by the following after-tax items:

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Note: Amounts indicated as “after-tax” in this earnings release are based upon adjusting items for the composite statutory tax rates of 39% for the utilities and 40% for the bank.
1 Non-GAAP measure that excludes after-tax income and costs related to the terminated merger with NextEra Energy, Inc., the cancelled spin-off of ASB Hawaii, Inc., and the termination of the liquefied natural gas (LNG) contract which required PUC approval of the merger with NextEra Energy, Inc. (the “Transaction Adjustments”). See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP measures” and the related reconciliation.

[2]	Hawaiian Electric Company refers to the three utilities, Hawaiian Electric Company, Inc. on Oahu, Maui Electric Company, Limited, and Hawaii Electric Light Company, Inc.

Hawaiian Electric Industries, Inc.
August 3, 2017

•
$5 million lower net revenues[3] mainly due to the expiration of the Hawaii Public Utilities Commission-approved 2013 settlement agreement with the Consumer Advocate that had allowed Hawaiian Electric Company, Inc. to record calendar year rate adjustment mechanism revenues from January 1, 2014 - December 31, 2016[4];

•
$5 million higher operations and maintenance expenses[5] compared to the prior year quarter primarily due to higher overhaul expenses due to timing, increased maintenance costs, enterprise resource planning costs, partial write-off of deferred geothermal RFP costs, higher property damage reserve for a customer claim and grid modernization consulting costs; and

•	$1 million higher depreciation expense as a result of increasing investments for the integration of more renewable energy and improved customer reliability.

AMERICAN SAVINGS BANK EARNINGS
    American Savings Bank’s (American) net income for the second quarter of 2017 was $16.7 million compared to $15.8 million in the first (or linked) quarter of 2017 and $13.3 million in the second quarter of 2016.
Compared to the second quarter of 2016, the $3.4 million increase was primarily driven by $3 million (after-tax) higher net interest income mainly due to growth in the commercial real estate and consumer loan portfolios as well as the deployment of deposit growth into our investment portfolio.

_________________

[3]
Net revenues represent the after-tax impact of “Revenues” less the following expenses which are largely pass through items in revenues: “fuel oil,” “purchased power” and “taxes, other than income taxes” as shown on the Hawaiian Electric Company, Inc. and Subsidiaries’ Condensed Consolidated Statements of Income.

[4]
With the expiration of the 2013 settlement agreement with the Consumer Advocate that was approved by the PUC, in 2017 the Oahu rate adjustment mechanism (RAM) revenues revert to being recorded for accounting purposes from a calendar year recognition period to a period beginning on June 1 of each year through May 31 of the subsequent year.  The periods in which the cash reflecting RAM revenues is collected did not change as a result of the settlement agreement and have always been aligned to the June 1 to May 31 periods. Therefore, the expiration of the 2013 settlement agreement will have no impact on Hawaiian Electric Company cash collections.

[5]
Excludes net income neutral expenses covered by surcharges or by third parties and merger-related costs including the terminated LNG contract costs. See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP measures” and the related reconciliation.

Hawaiian Electric Industries, Inc.
August 3, 2017

The $1 million (after-tax) lower provision for loan losses was offset by $1 million (after-tax) higher non-interest expense.
Compared to the linked first quarter of 2017, the $0.9 million increase was primarily driven by the following on an after-tax basis:

•	$1 million higher net interest income driven mainly by higher loan portfolio yields and growth in our consumer loan and investment portfolios;

•	$1 million lower provision for loan losses; and

•	$1 million higher noninterest income mainly due to improved performance from bank-owned life insurance investments.
These increases were offset by $2 million (after-tax) higher noninterest expense primarily due to higher compensation and benefit costs.
Total loans were $4.7 billion at June 30, 2017 and included growth in the consumer, home equity line of credit and residential loan portfolios during the second quarter of 2017.
Total deposits were $5.7 billion at June 30, 2017, an increase of $175 million or 6.3% annualized from December 31, 2016. Low-cost core deposits increased $143 million or 5.8% annualized from December 31, 2016. The average cost of funds was 0.21% for the second quarter of 2017 compared to 0.20% for the first quarter of 2017 and 0.23% for the second quarter of 2016.
Overall, American achieved solid profitability in the second quarter of 2017 with a return on average equity of 11.3% and a return on average assets of 1.02%.
For additional information, refer to the American news release issued on July 28, 2017.

Hawaiian Electric Industries, Inc.
August 3, 2017

HOLDING AND OTHER COMPANIES
The holding and other companies’ net losses were $3.7 million in the second quarter of 2017 compared to the $5.0 million net loss in the second quarter of 2016. Excluding the Transaction Adjustments which totaled $2.0 million in the second quarter of 2016, holding and other companies’ net losses were $3.7 million and $3.0 million in the second quarters of 2017 and 2016, respectively.

WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND EPS GUIDANCE
HEI will conduct a webcast and conference call to discuss its second quarter of 2017 earnings and 2017 EPS guidance on Thursday, August 3, 2017, at 9:00 a.m. Hawaii time (3:00 p.m. Eastern time).
Interested parties within the United States may listen to the conference by calling (844) 834-0652 and international parties may listen to the conference by calling (412) 317-5198 or by accessing the webcast on HEI’s website, www.hei.com, under the heading “Investor Relations.”  HEI and Hawaiian Electric Company intend to continue to use HEI’s website as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric Company’s and American’s press releases, HEI’s and Hawaiian Electric Company’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric Company’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric Company’s SEC filings.
An online replay of the webcast will be available at the same website beginning about two hours after the event. Replays of the conference call will also be available approximately two hours after the event through August 17, 2017, by dialing (877) 344-7529 or (412) 317-0088 and entering passcode: 10108918.
HEI supplies power to approximately 95% of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company,

Hawaiian Electric Industries, Inc.
August 3, 2017

Limited and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, F.S.B., one of Hawaii’s largest financial institutions.

NON-GAAP MEASURES
See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and related reconciliations on pages 12 to 13 of this release.

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Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three months ended June 30		Six months ended June 30
(in thousands, except per share amounts)	2017	2016	2017	2016
Revenues
Electric utility	$556,875	$495,395	$1,075,486	$977,447
Bank	75,329	70,749	148,185	139,589
Other	77	100	172	168
Total revenues	632,281	566,244	1,223,843	1,117,204
Expenses
Electric utility	501,828	424,709	971,501	851,435
Bank	50,533	50,525	99,229	99,771
Other	4,024	5,555	9,355	11,692
Total expenses	556,385	480,789	1,080,085	962,898
Operating income (loss)
Electric utility	55,047	70,686	103,985	126,012
Bank	24,796	20,224	48,956	39,818
Other	(3,947)	(5,455)	(9,183)	(11,524)
Total operating income	75,896	85,455	143,758	154,306
Interest expense, net—other than on deposit liabilities and other bank borrowings	(20,440)	(17,301)	(40,008)	(37,427)
Allowance for borrowed funds used during construction	1,143	760	2,032	1,422
Allowance for equity funds used during construction	3,027	1,997	5,426	3,736
Income before income taxes	59,626	70,911	111,208	122,037
Income taxes	20,492	26,310	37,408	44,611
Net income	39,134	44,601	73,800	77,426
Preferred stock dividends of subsidiaries	473	473	946	946
Net income for common stock	$38,661	$44,128	$72,854	$76,480
Basic earnings per common share	$0.36	$0.41	$0.67	$0.71
Diluted earnings per common share	$0.36	$0.41	$0.67	$0.71
Dividends declared per common share	$0.31	$0.31	$0.62	$0.62
Weighted-average number of common shares outstanding	108,750	107,962	108,712	107,791
Weighted-average shares assuming dilution	108,797	108,133	108,869	107,978
Net income (loss) for common stock by segment
Electric utility	$25,644	$35,857	$47,109	$61,224
Bank	16,733	13,285	32,546	25,958
Other	(3,716)	(5,014)	(6,801)	(10,702)
Net income for common stock	$38,661	$44,128	$72,854	$76,480
Comprehensive income attributable to Hawaiian Electric Industries, Inc.	$41,031	$46,236	$76,209	$87,388
Return on average common equity (twelve months ended)[1]			12.1%	8.8%
This information should be read in conjunction with the condensed consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.
1 On a core basis, 2017 and 2016 returns on average common equity (twelve months ended June 30) were 8.9% and 9.3%, respectively.  See reconciliation of GAAP to non-GAAP measures.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands)	June 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$210,381	$278,452
Accounts receivable and unbilled revenues, net	249,539	237,950
Available-for-sale investment securities, at fair value	1,302,886	1,105,182
Stock in Federal Home Loan Bank, at cost	11,706	11,218
Loans receivable held for investment, net	4,688,278	4,683,160
Loans held for sale, at lower of cost or fair value	5,261	18,817
Property, plant and equipment, net of accumulated depreciation of $2,508,291 and $2,444,348 at June 30, 2017 and December 31, 2016, respectively	4,726,524	4,603,465
Regulatory assets	938,277	957,451
Other	478,763	447,621
Goodwill	82,190	82,190
Total assets	$12,693,805	$12,425,506
Liabilities and shareholders’ equity
Liabilities
Accounts payable	$194,755	$143,279
Interest and dividends payable	22,124	25,225
Deposit liabilities	5,724,386	5,548,929
Short-term borrowings—other than bank	49,789	—
Other bank borrowings	188,130	192,618
Long-term debt, net—other than bank	1,618,647	1,619,019
Deferred income taxes	750,413	728,806
Regulatory liabilities	431,630	410,693
Contributions in aid of construction	543,204	543,525
Defined benefit pension and other postretirement benefit plans liability	626,795	638,854
Other	434,610	473,512
Total liabilities	10,584,483	10,324,460
Preferred stock of subsidiaries - not subject to mandatory redemption	34,293	34,293
Shareholders’ equity
Preferred stock, no par value, authorized 10,000,000 shares; issued: none	—	—
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding: 108,785,486 shares and 108,583,413 shares at June 30, 2017 and December 31, 2016, respectively	1,660,403	1,660,910
Retained earnings	444,400	438,972
Accumulated other comprehensive loss, net of tax benefits	(29,774)	(33,129)
Total shareholders’ equity	2,075,029	2,066,753
Total liabilities and shareholders’ equity	$12,693,805	$12,425,506
This information should be read in conjunction with the condensed consolidated financial statements and the notes thereto in HEI filings with the SEC.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended June 30		Six months ended June 30
(dollars in thousands, except per barrel amounts)	2017	2016	2017	2016
Revenues	$556,875	$495,395	$1,075,486	$977,447
Expenses
Fuel oil	141,259	91,899	285,529	205,639
Purchased power	153,067	139,058	280,191	254,917
Other operation and maintenance	106,374	99,563	206,614	203,471
Depreciation	48,156	46,760	96,372	93,541
Taxes, other than income taxes	52,972	47,429	102,795	93,867
Total expenses	501,828	424,709	971,501	851,435
Operating income	55,047	70,686	103,985	126,012
Allowance for equity funds used during construction	3,027	1,997	5,426	3,736
Interest expense and other charges, net	(18,214)	(15,103)	(35,718)	(32,411)
Allowance for borrowed funds used during construction	1,143	760	2,032	1,422
Income before income taxes	41,003	58,340	75,725	98,759
Income taxes	14,860	21,984	27,618	36,537
Net income	26,143	36,356	48,107	62,222
Preferred stock dividends of subsidiaries	229	229	458	458
Net income attributable to Hawaiian Electric	25,914	36,127	47,649	61,764
Preferred stock dividends of Hawaiian Electric	270	270	540	540
Net income for common stock	$25,644	$35,857	$47,109	$61,224
Comprehensive income attributable to Hawaiian Electric	$25,684	$35,102	$47,608	$61,485
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,624	1,625	3,149	3,182
Hawaii Electric Light	257	260	510	518
Maui Electric	269	271	529	541
	2,150	2,156	4,188	4,241
Cooling degree days (Oahu)	1,278	1,257	2,162	2,141
Average fuel oil cost per barrel	$69.86	$44.98	$67.78	$49.05

Twelve months ended June 30			2017	2016
Return on average common equity (%) (simple average)
Hawaiian Electric			7.25	7.95
Hawaii Electric Light			6.91	7.47
Maui Electric			7.50	8.67
Hawaiian Electric Consolidated			7.23	7.98
This information should be read in conjunction with the condensed consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands, except par value)	June 30, 2017	December 31, 2016
Assets
Property, plant and equipment
Utility property, plant and equipment
Land	$53,178	$53,153
Plant and equipment	6,711,418	6,605,732
Less accumulated depreciation	(2,430,097)	(2,369,282)
Construction in progress	272,438	211,742
Utility property, plant and equipment, net	4,606,937	4,501,345
Nonutility property, plant and equipment, less accumulated depreciation of $1,233 and $1,232 at June 30, 2017 and December 31, 2016, respectively	7,410	7,407
Total property, plant and equipment, net	4,614,347	4,508,752
Current assets
Cash and cash equivalents	42,582	74,286
Customer accounts receivable, net	126,161	123,688
Accrued unbilled revenues, net	103,596	91,693
Other accounts receivable, net	3,684	5,233
Fuel oil stock, at average cost	72,392	66,430
Materials and supplies, at average cost	57,099	53,679
Prepayments and other	36,340	23,100
Regulatory assets	74,167	66,032
Total current assets	516,021	504,141
Other long-term assets
Regulatory assets	864,110	891,419
Unamortized debt expense	690	208
Other	75,987	70,908
Total other long-term assets	940,787	962,535
Total assets	$6,071,155	$5,975,428
Capitalization and liabilities
Capitalization
Common stock ($6 2/3 par value, authorized 50,000,000 shares; outstanding 16,019,785 shares at June 30, 2017 and December 31, 2016)	$106,818	$106,818
Premium on capital stock	601,486	601,491
Retained earnings	1,095,025	1,091,800
Accumulated other comprehensive income (loss), net of income taxes	177	(322)
Common stock equity	1,803,506	1,799,787
Cumulative preferred stock — not subject to mandatory redemption	34,293	34,293
Long-term debt, net	1,318,845	1,319,260
Total capitalization	3,156,644	3,153,340
Current liabilities
Short-term borrowings from non-affiliates	43,990	—
Accounts payable	162,375	117,814
Interest and preferred dividends payable	19,497	22,838
Taxes accrued	142,263	172,730
Regulatory liabilities	2,883	3,762
Other	53,140	55,221
Total current liabilities	424,148	372,365
Deferred credits and other liabilities
Deferred income taxes	759,972	733,659
Regulatory liabilities	428,747	406,931
Unamortized tax credits	91,386	88,961
Defined benefit pension and other postretirement benefit plans liability	587,718	599,726
Other	79,336	76,921
Total deferred credits and other liabilities	1,947,159	1,906,198
Contributions in aid of construction	543,204	543,525
Total capitalization and liabilities	$6,071,155	$5,975,428
This information should be read in conjunction with the condensed consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Six months ended June 30
(in thousands)	June 30, 2017	March 31, 2017	June 30, 2016	2017	2016
Interest and dividend income
Interest and fees on loans	$52,317	$50,742	$49,690	$103,059	$98,127
Interest and dividends on investment securities	6,763	6,980	4,443	13,743	9,460
Total interest and dividend income	59,080	57,722	54,133	116,802	107,587
Interest expense
Interest on deposit liabilities	2,311	2,103	1,691	4,414	3,283
Interest on other borrowings	824	816	1,467	1,640	2,952
Total interest expense	3,135	2,919	3,158	6,054	6,235
Net interest income	55,945	54,803	50,975	110,748	101,352
Provision for loan losses	2,834	3,907	4,753	6,741	9,519
Net interest income after provision for loan losses	53,111	50,896	46,222	104,007	91,833
Noninterest income
Fees from other financial services	5,810	5,610	5,701	11,420	11,200
Fee income on deposit liabilities	5,565	5,428	5,262	10,993	10,418
Fee income on other financial products	1,971	1,866	2,207	3,837	4,412
Bank-owned life insurance	1,925	983	1,006	2,908	2,004
Mortgage banking income	587	789	1,554	1,376	2,749
Gains on sale of investment securities, net	—	—	598	—	598
Other income, net	391	458	288	849	621
Total noninterest income	16,249	15,134	16,616	31,383	32,002
Noninterest expense
Compensation and employee benefits	24,742	23,237	21,919	47,979	44,353
Occupancy	4,185	4,154	4,115	8,339	8,253
Data processing	3,207	3,280	3,277	6,487	6,449
Services	2,766	2,360	2,755	5,126	5,666
Equipment	1,771	1,748	1,771	3,519	3,434
Office supplies, printing and postage	1,527	1,535	1,583	3,062	2,948
Marketing	839	517	899	1,356	1,760
FDIC insurance	822	728	913	1,550	1,797
Other expense	4,705	4,311	5,382	9,016	9,357
Total noninterest expense	44,564	41,870	42,614	86,434	84,017
Income before income taxes	24,796	24,160	20,224	48,956	39,818
Income taxes	8,063	8,347	6,939	16,410	13,860
Net income	$16,733	$15,813	$13,285	$32,546	$25,958
Comprehensive income	$18,956	$16,648	$16,051	$35,604	$36,361
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	1.02	0.98	0.86	1.00	0.85
Return on average equity	11.25	10.82	9.22	11.04	9.06
Return on average tangible common equity	13.06	12.58	10.75	12.82	10.57
Net interest margin	3.68	3.68	3.58	3.68	3.60
Efficiency ratio	61.73	59.87	63.05	60.81	63.00
Net charge-offs to average loans outstanding	0.21	0.29	0.15	0.25	0.18
As of period end
Nonaccrual loans to loans receivable held for investment	0.44	0.41	1.02
Allowance for loan losses to loans outstanding	1.19	1.19	1.16
Tangible common equity to tangible assets	7.88	7.78	8.15
Tier-1 leverage ratio	8.5	8.5	8.7
Total capital ratio	13.7	13.6	13.2
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$9.4	$9.4	$9.0	$18.8	$18.0
This information should be read in conjunction with the condensed consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.
BALANCE SHEETS DATA
(Unaudited)

(in thousands)	June 30, 2017		December 31, 2016

Assets
Cash and due from banks		$128,609		$137,083
Interest-bearing deposits		37,049		52,128
Restricted cash		—		1,764
Available-for-sale investment securities, at fair value		1,302,886		1,105,182
Stock in Federal Home Loan Bank, at cost		11,706		11,218
Loans receivable held for investment		4,744,634		4,738,693
Allowance for loan losses		(56,356)		(55,533)
Net loans		4,688,278		4,683,160
Loans held for sale, at lower of cost or fair value		5,261		18,817
Other		354,898		329,815
Goodwill		82,190		82,190
Total assets		$6,610,877		$6,421,357
Liabilities and shareholder’s equity
Deposit liabilities–noninterest-bearing		$1,694,150		$1,639,051
Deposit liabilities–interest-bearing		4,030,236		3,909,878
Other borrowings		188,130		192,618
Other		101,974		101,635
Total liabilities		6,014,490		5,843,182
Common stock		1		1
Additional paid in capital		344,062		342,704
Retained earnings		271,739		257,943
Accumulated other comprehensive loss, net of tax benefits
Net unrealized losses on securities	$(5,687)		$(7,931)
Retirement benefit plans	(13,728)	(19,415)	(14,542)	(22,473)
Total shareholder’s equity		596,387		578,175
Total liabilities and shareholder’s equity		$6,610,877		$6,421,357

This information should be read in conjunction with the condensed consolidated financial statements and the notes thereto in HEI filings with the SEC.

EXPLANATION OF HEI’S USE OF CERTAIN UNAUDITED NON-GAAP MEASURES
HEI and Hawaiian Electric Company management use certain non-GAAP measures to evaluate the performance of HEI and the utility. Management believes these non-GAAP measures provide useful information and are a better indicator of the companies’ core operating activities given the non-recurring nature of these items. Core earnings and other financial measures as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP core earnings and the adjusted return on average common equity (ROACE) for HEI and the utility.
The reconciling adjustments from GAAP earnings to core earnings are limited to income, costs and associated taxes related to the terminated merger between HEI and NextEra Energy, Inc., the cancelled spin-off of ASB Hawaii, Inc., and the termination of the liquefied natural gas (LNG) contract which required the Hawaii Public Utilities Commission approval of the merger with NextEra Energy, Inc. For more information on the transactions, see HEI’s Form 8-K filed on July 18, 2016 and HEI’s Form 8-K filed on July 19, 2016. Management does not consider these items to be representative of the company’s fundamental core earnings.
The accompanying table also provides the calculation of utility GAAP O&M adjusted for costs related to the terminated merger discussed above. “O&M-related net income neutral items” which are O&M expenses covered by specific surcharges or by third parties have also been excluded. These “O&M-related net income neutral items” are grossed-up in revenue and expense and do not impact net income.

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Industries, Inc. and Subsidiaries (HEI)
Unaudited	Three months ended June 30		Six months ended June 30
($ in millions, except per share amounts)	2017	2016	2017	2016
HEI CONSOLIDATED COSTS RELATED TO THE TERMINATED MERGER WITH NEXTERA ENERGY AND CANCELLED SPIN-OFF OF ASB HAWAII
Pre-tax expenses	$—	$2.0	$—	$3.6
Current income tax benefits	—	—	—	—
After-tax expenses	$—	$2.0	$—	$3.6
HEI CONSOLIDATED LNG CONTRACT COSTS[2]
Pre-tax expenses	$—	$1.2	$—	$3.4
Current income tax benefits	—	(0.5)	—	(1.3)
After-tax expenses	$—	$0.7	$—	$2.1
HEI CONSOLIDATED NET INCOME
GAAP (as reported)	$38.7	$44.1	$72.9	$76.5
Excluding special items (after-tax):
Costs related to the terminated merger with NextEra Energy and cancelled spin-off of ASB Hawaii	—	2.0	—	3.6
Costs related to the terminated LNG contract[2]	—	0.7	—	2.1
Non-GAAP (core) net income	$38.7	$46.9	$72.9	$82.1
HEI CONSOLIDATED DILUTED EARNINGS PER COMMON SHARE
GAAP (as reported)	$0.36	$0.41	$0.67	$0.71
Excluding special items (after-tax):
Costs related to the terminated merger with NextEra Energy and cancelled spin-off of ASB Hawaii	—	0.02	—	0.03
Costs related to the terminated LNG contract[2]	—	0.01	—	0.02
Non-GAAP (core) diluted earnings per common share	$0.36	$0.43	$0.67	$0.76
			Twelve months ended June 30
			2017	2016
HEI CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)
Based on GAAP			12.1%	8.8%
Based on non-GAAP (core)[3]			8.9%	9.3%

Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] The LNG contract was terminated as it was conditioned on the merger with NextEra Energy closing
[3] Calculated as core net income divided by average GAAP common equity

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Company, Inc. and Subsidiaries
Unaudited	Three months ended June 30		Six months ended June 30
($ in millions)	2017	2016	2017	2016
HAWAIIAN ELECTRIC CONSOLIDATED COSTS RELATED TO THE TERMINATED MERGER WITH NEXTERA ENERGY
Pre-tax expenses	$—	$—	$—	$0.1
Current income tax benefits	—	—	—	—
After-tax expenses	$—	$—	$—	$0.1
HAWAIIAN ELECTRIC CONSOLIDATED LNG CONTRACT COSTS[2]
Pre-tax expenses	$—	$1.2	$—	$3.4
Current income tax benefits	—	(0.5)	—	(1.3)
After-tax expenses	$—	$0.7	$—	$2.1
HAWAIIAN ELECTRIC CONSOLIDATED NET INCOME
GAAP (as reported)	$25.6	$35.9	$47.1	$61.2
Excluding special items (after-tax):
Costs related to the terminated merger with NextEra Energy	—	—	—	0.1
Costs related to the terminated LNG contract[2]	—	0.7	—	2.1
Non-GAAP (core) net income	$25.6	$36.6	$47.1	$63.4

			Twelve months ended June 30
			2017	2016
HAWAIIAN ELECTRIC CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)
Based on GAAP			7.23%	7.98%
Based on non-GAAP (core)[3]			7.23%	8.12%

	Three months ended June 30		Six months ended June 30
($ in millions)	2017	2016	2017	2016
HAWAIIAN ELECTRIC CONSOLIDATED OTHER OPERATION AND MAINTENANCE (O&M) EXPENSE
GAAP (as reported)	$106.4	$99.6	$206.6	$203.5
Excluding O&M-related net income neutral items[4]	0.9	1.5	2.0	3.1
Excluding costs related to the terminated merger with NextEra Energy	—	—	—	0.1
Excluding costs related to the terminated LNG contract[2]	—	1.2	—	3.4
Non-GAAP (Adjusted other O&M expense)	$105.4	$96.8	$204.6	$196.8
Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] The LNG contract was terminated as it was conditioned on the merger with NextEra Energy closing
[3] Calculated as core net income divided by average GAAP common equity
[4] Expenses covered by surcharges or by third parties recorded in revenues